UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

EDGEN GROUP INC.

(Exact name of Registrant as specified in its charter)

Commission File Number	State or Other Jurisdiction of Incorporation	IRS Employer Identification No.
001-35513	Delaware	38-3860801

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Registrant’s address of principal executive offices, including zip code and telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 1, 2013, Edgen Group Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sumitomo Corporation of America, a New York corporation (“Parent”), and Lochinvar Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, upon consummation of the Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. Each of Parent and Merger Sub are affiliates of Sumitomo Corporation, a corporation organized under the laws of Japan (the “Guarantor”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), including those shares issued upon consummation of the Exchange (as defined and described in more detail below), will be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”), other than any shares of Common Stock owned by Parent or the Company or any of their wholly-owned subsidiaries (which will automatically be cancelled with no consideration paid therefor) and those shares of Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn. At the Effective Time, each share of Class B common stock, par value $0.0001 per share, of the Company (“Class B Stock” and, together with the Common Stock, the “Voting Stock”) outstanding will be cancelled without consideration.

At the Effective Time, each stock option of the Company, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled in exchange for a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price per share under such option multiplied by the number of shares of Common Stock subject to such option. Each share of restricted stock of the Company, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled in exchange for the Merger Consideration.

Also on October 1, 2013, immediately following the execution of the Merger Agreement, Parent entered into a voting agreement (the “Voting Agreement”) with Edgen Murray II, L.P., a Delaware limited partnership (“EM”), and Bourland & Leverich Holdings LLC, a Delaware limited liability company (“B&L”), two entities controlled by Jefferies Capital Partners that beneficially own 24,343,138 shares of Class B Stock representing approximately 56.2% of the outstanding Voting Stock (together, the “Majority Stockholders”). Under the Voting Agreement, the Majority Stockholders agreed to execute and deliver a written consent (the “Written Consent”) adopting the Merger Agreement and approving the Merger and, during the term of the Voting Agreement, but subject to certain limitations set forth therein, to vote certain of their shares of Class B Stock against any action or agreement that the Majority Stockholders know or reasonably suspect is in opposition to the Merger. The Majority Stockholders are also subject to certain non-solicitation restrictions set forth in the Voting Agreement. The Voting Agreement terminates on the earliest of (i) the date the Merger Agreement is terminated in accordance with its terms, (ii) the closing of the Merger, and (iii) the delivery of notice by Parent of the termination of the Voting Agreement. Additionally, each Majority Stockholder has the right to terminate the Voting Agreement following any amendment to the Merger Agreement. The Majority Stockholders executed and delivered the Written Consent to the Company on October 1, 2013, following execution and delivery of the Merger Agreement. As a result of the execution and delivery of the Written Consent, the required approval of the Merger by the stockholders of the Company has been obtained and no additional stockholder approvals are required to complete the Merger. The Written Consent will terminate if the Company terminates the Merger Agreement in accordance with its terms, including in connection with a Superior Proposal (as described below).

Under the Merger Agreement, consummation of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including, among others: (i) the information statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the Merger shall have been mailed to stockholders of the Company (in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at least twenty (20) days prior to the closing of the Merger; (ii) no governmental entity having jurisdiction over the parties to the Merger shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit the consummation of the Merger; (iii) subject to certain materiality exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Subject to certain exceptions, the Merger Agreement prohibits the Company and its subsidiaries and its and their directors, officers, employees and other representatives from, among other things, directly or indirectly soliciting, initiating or knowingly taking any action to facilitate or encourage the submission of any takeover proposal or conduct or engage in any discussions or negotiations with, disclose any non-public information, or afford access to the business, properties, assets, books or records of the Company or its subsidiaries to, any person that the Company is aware is seeking to make, or has made, a takeover proposal (an “Acquisition

Proposal”). The Merger Agreement also provides that the Company and its subsidiaries shall cease immediately and cause to be terminated, and shall not permit any of its representatives to continue, any and all existing activities, discussions or negotiations with any third party conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Merger Agreement provides that, prior to 11:59 PM New York City time on the date that is 30 calendar days after the date of the Merger Agreement (or such later time as described in the Merger Agreement) (the “Written Consent End Date”), subject to the terms and conditions set forth in the Merger Agreement, the Company may, in response to an unsolicited bona fide written Acquisition Proposal, furnish information to, and participate in discussions and negotiations with, the party making such Acquisition Proposal if the Company board of directors (the “Board”) determines that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. The Merger Agreement also contains a “fiduciary-out” provision that provides that, in the event that the Board determines in good faith that such Acquisition Proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Merger Agreement (including providing Parent with a five-day period to match or improve upon such Superior Proposal), the Company may, prior to 11:59 p.m. New York City time on the Written Consent End Date, terminate the Merger Agreement to accept such Superior Proposal. In such event, the Company must pay Parent a termination fee in the amount of $20,000,000 (the “Termination Fee”) substantially contemporaneously with such termination.

The Merger Agreement contains certain provisions giving each of Parent and the Company rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances (including those described above), the Company will be required to pay Parent the Termination Fee.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement and the Voting Agreement, copies of each of which are attached hereto as Exhibits 2.1 and 99.1, respectively, and the terms of which are incorporated herein by reference.

Exchange and Termination Agreement

On October 1, 2013, immediately following the execution of the Merger Agreement, the Majority Stockholders entered into the Exchange and Tax Receivable Termination Agreement (the “Exchange and Termination Agreement”), with the Company, Parent and EDG Holdco LLC, a Delaware limited liability company (“EDG Holdco”). Pursuant to the Exchange and Termination Agreement, immediately prior to the Effective Time, the Tax Receivable Agreement, dated as of May 2, 2012 (the “EM Tax Receivable Agreement”), by and between the Company and EM, and the Tax Receivable Agreement dated as of May 2, 2012 (the “B&L Tax Receivable Agreement” and together with the EM Tax Receivable Agreement, the “Tax Receivable Agreements”), by and between the Company and B&L, will be terminated without any payment by the Company. Under the Tax Receivable Agreements, the Company had previously agreed to make certain payments to the Majority Stockholders based upon the reduction of the Company’s liability for U.S. federal, state, local and franchise taxes arising from adjustments to EDG Holdco’s basis in its assets and imputed interest. Additionally, pursuant to the Exchange and Termination Agreement, immediately prior to the Effective Time, the shares of Class B Stock held by the Majority Stockholders, together with the corresponding interests (the “LLC Interests”) in EDG Holdco, will be exchanged (the “Exchange”) for Common Stock in accordance with the Exchange Agreement (the “EM Exchange Agreement”) dated as of May 2, 2012, by and among the Company, EDG Holdco and EM, and the Exchange Agreement (the “B&L Exchange

Agreement” and together with the EM Exchange Agreement, the “Exchange Agreements”) dated as of May 2, 2012, by and among the Company, EDG Holdco and B&L. As a result, the Majority Stockholders will receive the same consideration in the Merger as all other stockholders and will forego the right to receive any payments under the Tax Receivable Agreements.

The foregoing description of the Exchange and Termination Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Exchange and Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Guarantee

On October 1, 2013, the Guarantor entered into a guarantee in favor of the Company and the Majority Stockholders (the “Guarantee”) guaranteeing, subject to the terms and conditions of the Guarantee, the due and punctual observance, payment, performance and discharge of the obligations of Parent and Merger Sub pursuant to the Merger Agreement and the Exchange and Termination Agreement.

The foregoing description of the Guarantee does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Guarantee is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 1, 2013, the Majority Stockholders, holders of 24,343,138 shares of Class B Stock collectively, constituting approximately 56.2% of the Voting Stock at such time, executed the Written Consent adopting the Merger Agreement and approving the Merger. The Written Consent will terminate if the Company terminates the Merger Agreement in accordance with its terms, including in connection with a Superior Proposal (as described in Item 1.01 above). Additionally, the Majority Stockholders will have a right to terminate the Written Consent following any amendment to the Merger Agreement. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or approve the Merger. The Company will file with the SEC as promptly as reasonably practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 8.01	Other Events.

On October 1, 2013, the Company and Parent will jointly issue a press release in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Forward Looking Statements

This current report Form 8-K contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements, which statements are based on current expectations. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy conditions to completion of the Merger, including receipt of regulatory approvals; changes in the business or operating prospects of the Company; economic conditions; adverse litigation or regulatory developments; competition; success in implementing business development plans and integrating newly acquired assets; and the ability to meet capital needs, including the ability to manage indebtedness. The Company provides additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013, and in other reports filed by us with the SEC. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this current report on Form 8-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company and Parent may be filing other documents with the SEC as well. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to 18444 Highland Road, Baton Rouge, Louisiana, 70809, Attention: Investor Relations, (225) 756-9868.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 1, 2013, by and among Edgen Group Inc., Sumitomo Corporation of America and Lochinvar Corporation.*

10.1	Exchange and Tax Receivable Termination Agreement, dated as of October 1, 2013, by and among Edgen Group Inc., Sumitomo Corporation of America, EDG Holdco LLC, Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

10.2	Guarantee, dated as of dated as of October 1, 2013, by Sumitomo Corporation in favor of Edgen Group Inc., Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

99.1	Voting Agreement, dated as of October 1, 2013, by and among Sumitomo Corporation of America, Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

99.2	Press Release, dated October 1, 2013, to be jointly issued by Edgen Group Inc. and Sumitomo Corporation of America.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Edgen Group Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Edgen Group Inc.’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2013	EDGEN GROUP INC.

	By:	/s/ Daniel J. O’Leary
		Name:	Daniel J. O’Leary
		Title:	Chairman, President and Chief Executive Officer

EDGEN GROUP INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 1, 2013, by and among Edgen Group Inc., Sumitomo Corporation of America and Lochinvar Corporation.*

10.1	Exchange and Tax Receivable Termination Agreement, dated as of October 1, 2013, by and among Edgen Group Inc., Sumitomo Corporation of America, EDG Holdco LLC, Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

10.2	Guarantee, dated as of dated as of October 1, 2013, by Sumitomo Corporation in favor of Edgen Group Inc., Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

99.1	Voting Agreement, dated as of October 1, 2013, by and among Sumitomo Corporation of America, Edgen Murray II, L.P. and Bourland & Leverich Holdings LLC.

99.2	Press Release, dated October 1, 2013, to be jointly issued by Edgen Group Inc. and Sumitomo Corporation of America.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Edgen Group Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to Edgen Group Inc.’s right to request confidential treatment of any requested schedule or exhibit.